UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – August 16, 2014

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective on and as of August 16, 2014, pursuant to Section 2.14 of that certain Third Amended and Restated Credit Agreement dated as of August 19, 2011 among Plains Marketing, L.P. and Plains Midstream Canada ULC (“PMC”), as Borrowers; Plains All American Pipeline, L.P. (the “Registrant”), as Guarantor; Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; Wells Fargo Bank, National Association, as an L/C Issuer; and the other Lenders party thereto (as amended, the “Hedged Inventory Facility”), each Lender under the Hedged Inventory Facility consented to an extension of such Lender’s Maturity Date for one additional year from the Existing Maturity Date. As a result, the Maturity Date of each Lender has been extended to August 16, 2017. Terms used but not defined herein have the meanings assigned to them in the Hedged Inventory Facility.

Effective on and as of August 16, 2014, pursuant to Section 2.14 of that certain Credit Agreement dated as of August 19, 2011 among the Registrant and PMC, as Borrowers; Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; Wells Fargo Bank, National Association, as an L/C Issuer; and the other Lenders party thereto (as amended, the “Credit Agreement”), each Lender under the Credit Agreement consented to an extension of such Lender’s Maturity Date for one additional year from the Existing Maturity Date. As a result, the Maturity Date of each Lender has been extended to August 16, 2019. Terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: August 20, 2014	By:	PAA GP LLC, its general partner

	By:	Plains AAP, L.P., its sole member

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Richard McGee
Name: Richard McGee Title: Executive Vice President